Exhibit 10.44

Jeffrey A. Masoner
Vice President – Interconnection Services Policy & Planning

Network Services
2107 Wilson Blvd., 11th Floor
Arlington, VA 22201

Phone 703/974-4610
Fax 703/974-0314
jeffrey.a.masoner@verizon.com

August 17, 2001

Douglas S. Denny-Brown
General Counsel
RNK Telecom
333 Elm St.
Dedham, MA 02026

Re:  Requested Adoption Under Section 252(i) of the TA96

Dear Mr. Denny-Brown:

Verizon New England Inc., d/b/a Verizon Rhode Island, f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic – Rhode Island (“Verizon”), has received your letter stating that, under Section 252(i) of the Telecommunications Act of 1996 (the “Act”), RNK, Inc. d/b/a RNK Telecom (“RNK”) wishes to adopt certain terms of the arbitrated Interconnection Agreement between Cox Communications, d/b/a Cox Rhode Island Telecomm II (“Cox”) and Verizon that was approved by the Rhode Island Public Utilities Commission (the “Commission”) as an effective agreement in the State of Rhode Island in Docket No. 2614, as such agreement exists on the date hereof after giving effect to operation of law. RNK wishes to adopt the following provisions of the Cox agreement and associated schedules:

4.0 INTERCONNECTION AND PHYSICAL ARCHITECTURE

5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC (PURSUANT TO SECTION 251(c)(2)) AND COMPENSABLE INTERNET TRAFFIC

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO 251(c)(2)

7.0 TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

8.0 JOINT NETWORK IMPLEMENTATION AND GROOMING PROCESS; INSTALLATION, MAINTENANCE, TESTING AND REPAIR

17.0 DATABASES AND SIGNALING

19.0 DIRECTORY SERVICES ARRANGEMENTS

(The provisions of the Cox agreement specified above, and associated schedules, shall hereinafter be referred to as the “Cox Agreement Terms”). I understand RNK has a copy of the Cox Agreement Terms. Verizon’s pricing schedule for interconnection agreements in Rhode Island (as such schedule may be amended from time to time) (attached as Exhibit A hereto) shall apply to RNK’s adoption of the Cox Agreement Terms. Please note the following with respect to RNK’s adoption of the Cox Agreement Terms.

1.	By RNK’s countersignature on this letter, RNK hereby represents and agrees to the following three points:

(A)

RNK adopts (and agrees to be bound by) the Cox Agreement Terms of the Cox/Verizon arbitrated agreement for interconnection as it is in effect on the date hereof after giving effect to operation of law, and in applying the Cox Agreement Terms, agrees that RNK shall be substituted in place of Cox Communications, Cox Rhode Island Telecomm II and Cox in the Cox Agreement Terms wherever appropriate.

	(B)	Notice to RNK and Verizon as may be required under the Cox Agreement Terms shall be provided as follows:

		To:	Attention: General Counsel
RNK Telecom
333 Elm St.
Dedham, MA 02026
Telephone number: 781-613-6103
FAX number: 781-297-9836
To Verizon:

Director-Contract Performance & Administration
Verizon Wholesale Markets
600 Hidden Ridge
HQEWMNOTICES
Irving, TX 75038
Telephone Number: 972-718-5988
Facsimile Number: 972-719-1519
Internet Address: wmnotices@verizon.com

with a copy to:

Vice President and Associate General Counsel
Verizon Wholesale Markets
1320 N. Court House Road
8th Floor
Arlington, VA 22201
Facsimile: 703/974-0744

(C)

RNK represents and warrants that it is a certified provider of local telecommunications service in the State of Rhode Island, and that its adoption of the Cox Agreement Terms will cover services in the State of Rhode Island only.

2.

RNK’s adoption of the arbitrated Cox Agreement Terms shall become effective as of August 30, 2001. The Parties understand and agree that Verizon will file this adoption letter with the Commission promptly upon my receipt of a copy of this letter, countersigned by RNK as to points (A), (B), and (C) of paragraph 1 above. Please note that the Cox/Verizon arbitrated agreement is currently scheduled to terminate on February 4, 2002.

3.

As the Cox Agreement Terms are being adopted by you pursuant to your statutory rights under section 252(i), Verizon does not provide the Cox Agreement Terms to you as either a voluntary or negotiated agreement. The filing and performance by Verizon of the Cox Agreement Terms does not in any way constitute a waiver by Verizon of any position as to the Cox Agreement Terms or a portion thereof, nor does it constitute a waiver by Verizon of all rights and remedies it may have to seek review of the Cox Agreement Terms, or to petition the Commission, other administrative body, or court for reconsideration or reversal of any determination made by the Commission pursuant to arbitration in Docket No. 2614, or to seek review in any way of any provisions included in these Cox Agreement Terms as a result of RNK’s 252(i) election.

4.

On January 25, 1999, the Supreme Court of the United States (“Court”) issued its decision on the appeals of the Eighth Circuit’s decision in Iowa Utilities Board. Specifically, the Supreme Court modified several of the FCC’s and the Eighth Circuit’s rulings regarding unbundled network elements and pricing requirements under the Act. AT&T Corp. v. Iowa Utilities Board, 119 S. Ct. 721 (1999). Certain provisions of the Cox Agreement Terms may be void or unenforceable as a result of the Court’s decision of January 25, 1999, the United States Eighth Circuit Court of Appeals’ decision in Docket No. 96-3321 regarding the FCC’s pricing rules, and the current appeal before the U.S. Supreme Court regarding the FCC’s new UNE rules. Moreover, nothing herein shall be construed as or is intended to be a concession or admission by Verizon that any contractual provision required by the Commission in Docket No. 2614 (the Cox arbitration) or any provision in the Cox Agreement Terms complies with the rights and duties imposed by the Act, the decisions of the FCC and the Commissions, the decisions of the courts, or other law, and Verizon expressly reserves its full right to assert and pursue claims arising from or related to the Cox Agreement Terms.

5.	Verizon reserves the right to deny RNK’s adoption and/or application of the Cox Agreement Terms, in whole or in part, at any time:

	(a)	when the costs of providing the Cox Agreement Terms to RNK are greater than the costs of providing them to Cox;

	(b)	if the provision of the Cox Agreement Terms to RNK is not technically feasible; and/or

	(c)	to the extent that Verizon otherwise is not required to make the Cox Agreement Terms available to RNK under applicable law.

6.

For avoidance of doubt, please note that adoption of the Cox Agreement Terms will not result in reciprocal compensation payments for Internet traffic. Verizon has always taken the position that reciprocal compensation was not due to be paid for Internet traffic under section 251(b)(5) of the Act. Verizon’s position that reciprocal compensation is not to be paid for Internet traffic was confirmed by the FCC in the Order on Remand and Report and Order adopted on April 18, 2001 (“FCC Remand Order”), which held that Internet traffic constitutes “information access” outside the scope of the reciprocal compensation obligations set forth in section 251(b)(5) of the Act.[1] Accordingly, any compensation to be paid for Internet traffic will be handled pursuant to the terms of the FCC Remand Order, not pursuant to adoption of the Cox Agreement Terms. [2] Moreover, in light of the FCC Remand Order, even if the Cox Agreement Terms include provisions invoking an intercarrier compensation mechanism for Internet traffic, any reasonable amount of time permitted for adopting such provisions has expired under the FCC’s rules implementing section 252(i) of the Act. [3]

7.	Should RNK attempt to apply the Cox Agreement Terms in a manner that conflicts with paragraphs 3-6 above, Verizon reserves its rights to seek appropriate legal and/or equitable relief.

8.

In the event that a voluntary or involuntary petition has been or is in the future filed against RNK under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization or composition or extension of debt (any such proceeding, an “Insolvency Proceeding”), then: (i) all rights of Verizon under such laws, including, without limitation, all rights of Verizon under 11 U.S.C. § 366, shall be preserved, and

[1] Order on Remand and Report and Order, In the Matters of: Implementation of the Local Competition Provisions in the Telecommunications Act of 1996 and Intercarrier Compensation for ISP-Bound Traffic, CC Docket No. 99-68 (rel. April 27, 2001) ¶44.

[2] For your convenience, an industry letter distributed by Verizon explaining its plans to implement the FCC Remand Order can be viewed at Verizon’s Customer Support Website at URL www.verizon.com/wise (select Verizon East Customer Support, Resources, Industry Letters, CLEC).

[3] See, e.g., 47 C.F.R. Section 51.809(c).

RNK’s adoption of the Cox Agreement Terms shall in no way impair such rights of Verizon; and (ii) all rights of RNK resulting from RNK’s adoption of the Verizon terms shall be subject to and modified by any Stipulations and Orders entered in the Insolvency Proceeding, including, without limitation, any Stipulation or Order providing adequate assurance of payment to Verizon pursuant to 11 U.S.C. § 366.

Please arrange for a duly authorized representative of RNK to sign this letter in the space provided below and return it to the undersigned.

Sincerely,

VERIZON NEW ENGLAND INC., D/B/A VERIZON RHODE ISLAND

By: /s/ Jeffrey A. Masoner
Jeffrey A. Masoner
Vice President – Interconnection Services Policy & Planning

Reviewed and countersigned as to points A, B, and C of paragraph 1:

RNK TELECOM

By: /s/ Richard N. Koch
Richard N. Koch
President

c:	Stephen Hughes – Verizon